UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 25, 2005
UTi Worldwide Inc.
(Exact name of Registrant as Specified in its Charter)

British Virgin Islands (State or Other Jurisdiction of Incorporation or Organization)	000-31869 (Commission File Number)	N/A (IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 19500 Rancho Way, Suite 116 Rancho Dominguez, CA 90220 USA
(Addresses of Principal Executive Offices)
310.604.3311
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EXHIBIT 3.1
EXHIBIT 3.2

UTi Worldwide Inc.
Current Report on Form 8-K
Item 3.03. Material Modification to Rights of Security Holders.
The information contained in or incorporated by reference into Item 5.03 of this Current Report is hereby incorporated by reference into this Item 3.03.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amended and Restated Memorandum of Association
On October 25, 2005, pursuant to the authority granted to the Board of Directors (the Board) of UTi Worldwide Inc. (the Company) by the Amended and Restated Memorandum of Association of the Company, the Board voted to amend and restate the Amended and Restated Memorandum of Association of the Company (as so amended and restated, the Memorandum). The Memorandum was filed in the Registry of Corporate Affairs of the British Virgin Islands on October 25, 2005. In addition to other changes and clarifications, the Memorandum was amended as follows:
•	Clause 8(2) was revised to provide that the directors have the power to fix the designation, relative rights, preferences, qualifications and limitations of preferred shares of the Company by resolution and not solely by an amendment to the Memorandum; and

•	Clause 11(b)(i) was amended to include Clauses 6 and 7 of the Memorandum and Regulation 90 of the Amended and Restated Articles of Association of the Company.
The above description of the Memorandum and amendments thereto is qualified in its entirety by reference to the copy of the Amended and Restated Memorandum of Association which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference.
Amended and Restated Articles of Association
On October 25, 2005, pursuant to the authority granted to the Board by the Memorandum of Association of the Company, the Board voted to amend and restate the Amended and Restated Articles of Association of the Company ( as so amended and restated, the Articles). The Articles were filed in the Registry of Corporate Affairs of the British Virgin Islands on October 25, 2005. In addition to other changes and clarifications, the Articles were amended as follows:
•	The definitions set forth in Regulation 1 were amended to take into account revisions and amendments made elsewhere in the Articles, to clarify the use of certain terms throughout the Articles and to add defined terms used throughout the Articles;

•	Regulations 9, 90, 94 and 110 were amended to clarify the ability of the directors to manage the business and affairs of the Company. These changes included adding a cross reference to the Memorandum to Regulation 9, and deleting references to resolutions of the members from Regulations 9, 90 and 110;

•	Regulations 11, 36 and 85 and were revised to, among other things, more closely track provisions of the International Business Companies Act (Cap 291) and the Memorandum. A parenthetical comment adding a reference to shares, debt obligations and other Company securities was added to Regulation 11. As amended, Regulation 85 requires that the Company keep a register of directors whereas previously it was not mandatory;

•	Regulation 84 was amended to clarify provisions pertaining to the resignation and removal of directors;

•	Regulations 44, 83 and 86 were deleted since they were deemed to be superfluous or no longer necessary or, in the case of Regulation 86, combined with Regulation 85;

•	Regulations 52 through 54 and Regulations 60 and 62 through 66 were amended to address a number of matters concerning special and annual meetings of members. The matters include the procedures for calling and notifying members of meetings and providing that the procedures for the submission of proposals for consideration at both special and annual meetings were consistent. The provisions regarding the electronic transmission of proxies in Regulation 60 were clarified;

•	Regulation 67 was amended to provide for a list of the persons who may serve as the chairperson of meetings of the members and for the establishment of rules and regulations concerning the conduct of meetings;

•	Regulation 75 was amended to reduce the maximum number of directors from nine to seven; and

•	Regulations 79 through 81 were amended to address and clarify matters relating to the nomination and election of directors at both annual and special meetings and the filling of vacancies by a resolution of the directors. Regulation 79(b) was amended to delete provisions which were no longer applicable to the filing of the Articles.
The above description of the Articles and the amendments thereto is qualified in its entirety by reference to the copy of the Amended and Restated Articles of Association which is filed as Exhibit 3.2 to this Current Report on Form 8-K and which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

3.1	Amended and Restated Memorandum of Association
3.2	Amended and Restated Articles of Association

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.
Date: October 26, 2005	By:	/s/ Lawrence R. Samuels
Lawrence R. Samuels
Senior Vice President - Finance, Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
3.1	Amended and Restated Memorandum of Association
3.2	Amended and Restated Articles of Association